Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-179938) and on Form S-8 (Nos. 33-55329, 33-63805, 333-75819, 333-44766, 333-66978, 333-106566, 333-112267, 333-128531, 333-129872, 333-147399, 333-148672, 333-153636, 333-162500, 333-162501, and 333-191919) of Medtronic, Inc. of our report dated June 20, 2014 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Minneapolis, Minnesota June 20, 2014